UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2007

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Commencement and Modification of Executive Compensation Arrangements

Defined Contribution Deferred Compensation Accounts

On December 29, 2006, Genesee & Wyoming Inc. (the "Company") established defined contribution deferred compensation accounts under the Company’s existing Deferred Compensation Plan (the "Plan") for Mr. John C. Hellmann, its President, and Mr. Timothy J. Gallagher, its Chief Financial Officer (collectively, the "Executives"). A brief description of the material terms and conditions of the arrangement for the Executives is set forth below.

The defined contribution deferred compensation accounts are intended to provide upon the Executive’s retirement a target benefit amount equal to a 20-year annuity with payments equivalent to 38% of the estimated final five year average cash compensation (based on salary and target bonus objectives) of the Executive, assuming retirement at age 65. Company contributions will be informally funded into a rabbi trust (a grantor trust in which the grantor is the Company and the beneficiary is the Executive) via investments in corporate-owned life insurance. Investments in the rabbi trust remain subject to claims from the Company's general creditors. Contributions credited to an Executive’s account are deemed invested as the participant shall direct among the investment funds actually available from time to time under the Plan. Annual amounts credited to an Executive’s account vest at the rate of 20% per year, subject to acceleration of vesting in the event of a Change of Control, Death or Disability (in each case as defined in the Plan). The Company reserves the right to change its contribution to an Executive’s account from time to time in such amount as it shall determine, as a result of changes in certain assumptions. Upon retirement, vested amounts are payable to the Executive in the form of a lump sum or installments over not more than 15 years, as elected by the Executive.

Pursuant to the arrangement, Executive accounts will be credited with an annual Company contribution for 2006 totaling $72,261 for Mr. Gallagher and $191,478 for Mr. Hellmann. $123,696 of Mr. Hellmann’s contribution for 2006 will be immediately vested, as these funds were credited to Mr. Hellmann in connection with the cancellation of Mr. Hellmann’s modified split-dollar life insurance policy in 2006.

Modified Split-Dollar Life Insurance Policy

As previously disclosed, Mr. James Benz participated in a grandfathered split-dollar life insurance policy, which the Company funded until Mr. Benz was promoted to Chief Operating Officer and became an executive officer in 2005. Section 402 of the Sarbanes-Oxley Act of 2002 prohibits companies from making loans to executive officers and has been interpreted by some to prohibit these types of split-dollar life insurance arrangements for executive officers. As a result, the Company suspended premium payments under the split-dollar life insurance policy when Mr. Benz became an executive officer. In light of the substantial amount of premiums accumulated in Mr. Benz's split-dollar policy, the expected future years of service for Mr. Benz and other factors, on December 29, 2006 the policy was modified to make Mr. Benz responsible for the payment of premiums and the Company will pay to Mr. Benz additional compensation equal to the sum of the amount of the overdue premiums on the policy, plus a tax gross-up payment.

For 2005, the amount of the overdue premium totaled $24,124, and the tax gross-up payment totaled $16,082. For 2006, the amount of the overdue premium totaled $48,248, and the tax gross-up payment totaled $32,165.

Going forward, the Company will not be entitled to reimbursement of premium amounts paid following the passage of the Sarbanes-Oxley Act, but will retain the right to receive from the insurance company an amount equal to the amount of premiums paid on the split-dollar life insurance policy prior to the enactment of Sarbanes-Oxley. The Company is currently evaluating an appropriate remedy for premiums previously paid on behalf of Mr. Benz after the enactment of Sarbanes-Oxley but prior to Mr. Benz's promotion in 2005.

Forward-Looking Statements

Certain statements in this report that discuss the Company’s expectations are forward-looking statements within the meaning of the federal securities laws and are based upon the Company’s current belief as to the outcome of future events. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. The Company cautions investors and potential investors not to place undue reliance on such statements and disclaims any intention to update the current expectations or forward-looking statements contained in this filing.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

January 8, 2007	By:	/s/ Allison M. Fergus

Name: Allison M. Fergus
Title: General Counsel and Secretary